Exhibit 23.3



           Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Pulaski Financial Corp. for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of our report dated October 23, 2002, with respect to the consolidated financial statements of Pulaski Financial Corp. included in its Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

St. Louis, Missouri
October 12, 2005